EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2018 THIRD QUARTER RESULTS
Company Delivers Solid Q3 Results, Expects Modest Increase in Q4 Revenue

LIVERMORE, Calif. — October 31, 2018 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2018 ended September 29, 2018. Quarterly revenues were $135.0 million, down 0.4% from $135.5 million reported in the second quarter of fiscal 2018, and down 6.1% from $143.7 million reported in the third quarter of fiscal 2017.

•	Quarterly revenue and gross margin exceeded mid-point of the outlook range, reflecting solid demand

•	Non-GAAP EPS was at the high end of the outlook range, resulting from good operational execution and expense control

Mike Slessor, CEO of FormFactor, Inc. said, “As we anticipated, FormFactor’s third quarter 2018 results were comparable to our second quarter on the top and bottom lines. We continued to benefit from broad-based customer demand and our leadership position across our served markets in advanced probe cards and engineering systems.”

Third Quarter Highlights

On a GAAP basis, net income for the third quarter of fiscal 2018 was $7.7 million, or $0.10 per fully-diluted share, compared to net income for the second quarter of fiscal 2018 of $9.1 million, or $0.12 per fully-diluted share, and net income for the third quarter of fiscal 2017 of $12.6 million, or $0.17 per fully-diluted share. We reported third quarter gross margin of 39.2%, compared with 41.5% in the second quarter of 2018, and 40.1% in the third quarter of 2017.

On a non-GAAP basis, net income for the third quarter of fiscal 2018 was $19.6 million, or $0.26 per fully-diluted share, compared to net income for the second quarter of fiscal 2018 of $20.4 million, or $0.27 per fully-diluted share, and net income for the third quarter of fiscal 2017 of $25.0 million, or $0.34 per fully-diluted share. We reported third quarter non-GAAP gross margin of 43.7%, compared with 45.9% in the second quarter of 2018, and 44.5% in the third quarter of 2017.

A reconciliation of GAAP to non-GAAP net income and net income per fully-diluted share, and GAAP to non-GAAP gross margin, is provided in the schedules included below.

Free cash flow for the third quarter of fiscal 2018 was $13.0 million, compared to free cash flow for the second quarter of 2018 of $16.8 million, and free cash flow for the third quarter of 2017 of $12.4 million. A reconciliation of net cash provided by operating activities to free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “Looking ahead, we expect a modest sequential increase in fourth quarter revenue, representing healthy results given the volatile industry backdrop and a quarter that is often seasonally weak."

For the fourth quarter ending on December 29, 2018, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$132 million to $140 million	—	$132 million to $140 million
Gross margin	37% to 40%	$7 million	42% to 45%
Net income per diluted share	$0.08 to $0.14	$0.15	$0.23 to $0.29

*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation and amortization of intangibles.

We posted our revenue breakdown by region and market segment on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through November 2, 7:30 p.m. Pacific Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 4983844.  Additionally, the replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 29, 2018 and for outlook provided before, as well as for the comparable periods of fiscal 2017, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ:FORM), is a leading provider of essential test and measurement technologies along the full IC life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date hereof, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; the speed of customer implementation of new technologies; industry seasonality; risks to the Company’s ability to realize operational efficiencies; changes macro-economic environments; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Revenues	$134,989	$143,735	$388,788	$416,540
Cost of revenues	82,019	86,105	234,471	249,572
Gross profit	52,970	57,630	154,317	166,968
Operating expenses:
Research and development	18,857	19,338	56,578	55,294
Selling, general and administrative	24,745	24,010	73,426	70,441
Restructuring and impairment charges	—	16	—	329
Total operating expenses	43,602	43,364	130,004	126,064
Operating income	9,368	14,266	24,313	40,904
Interest income	369	123	952	283
Interest expense	(777)	(1,109)	(2,654)	(3,446)
Other income (expense), net	121	311	(341)	19
Income before income taxes	9,081	13,591	22,270	37,760
Provision for income taxes	1,393	1,028	3,334	2,435
Net income	$7,688	$12,563	$18,936	$35,325
Net income per share:
Basic	$0.10	$0.17	$0.26	$0.49
Diluted	$0.10	$0.17	$0.25	$0.48

Weighted-average number of shares used in per share calculations:
Basic	73,837	72,651	73,273	72,013
Diluted	74,962	73,885	74,628	73,540

FORMFACTOR, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
GAAP net income	$7,688	$12,563	$18,936	$35,325
Adjustments:
Stock-based compensation	4,537	4,586	12,421	11,279
Restructuring and impairment charges, net	—	16	—	329
Acquisition and integration related expenses	—	731	—	1,738
Amortization of intangibles	7,512	7,520	21,876	23,993
Contingencies	—	—	—	(206)
Proceeds from sale of intellectual property	—	(400)	—	(400)
Income tax effect of non-GAAP adjustments	(111)	(14)	(533)	(570)
Non-GAAP net income	$19,626	$25,002	$52,700	$71,488

Non-GAAP net income per share:
Basic	$0.27	$0.34	$0.72	$0.99
Diluted	$0.26	$0.34	$0.71	$0.97

Weighted-average number of shares used in per share calculations:
Basic	73,837	72,651	73,273	72,013
Diluted	74,962	73,885	74,628	73,540

FORMFACTOR, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 29, 2018		September 30, 2017
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP Gross Profit/Margin	$52,970	39.2%	$57,630	40.1%
Adjustments:
Amortization of intangibles	5,123	3.9%	5,478	3.8%
Stock-based compensation	832	0.6%	894	0.6%
Acquisition and integration related expenses	—	—%	6	—%
Non-GAAP Gross Profit/Margin	$58,925	43.7%	$64,008	44.5%

	Nine Months Ended
	September 29, 2018		September 30, 2017
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP Gross Profit/Margin	$154,317	39.7%	$166,968	40.1%
Adjustments:
Amortization of intangibles	15,418	4.0%	17,896	4.3%
Stock-based compensation	2,565	0.6%	2,540	0.6%
Acquisition and integration related expenses	—	—%	6	—%
Non-GAAP Gross Profit/Margin	$172,300	44.3%	$187,380	45.0%

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Net cash provided by operating activities	$16,080	$17,587	$46,138	$59,866
Adjustments:
Cash paid for interest	682	964	2,299	2,974
Capital expenditures	(3,781)	(6,159)	(12,326)	(13,918)
Free cash flow	$12,981	$12,392	$36,111	$48,922

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 29, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$91,990	$91,184
Marketable securities	50,109	48,988
Accounts receivable, net of allowance for doubtful accounts of $200 and $200	88,869	81,515
Inventories, net	81,538	67,848
Restricted cash	129	372
Refundable income taxes	1,320	2,242
Prepaid expenses and other current assets	15,716	13,705
Total current assets	329,671	305,854
Restricted cash	1,034	1,170
Property, plant and equipment, net of accumulated depreciation of $260,607 and $255,755	52,857	46,754
Goodwill	189,427	189,920
Intangibles, net	75,278	97,484
Deferred tax assets	3,042	3,133
Other assets	1,163	2,259
Total assets	$652,472	$646,574
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,668	$35,046
Accrued liabilities	24,877	33,694
Current portion of term loan, net of unamortized issuance cost of $189 and $307	26,061	18,443
Deferred revenue	4,795	4,978
Total current liabilities	105,401	92,161
Term loan, less current portion, net of unamortized issuance cost of $57 and $272	46,193	87,228
Deferred tax liabilities	3,290	3,379
Deferred rent and other liabilities	7,537	5,169
Total liabilities	162,421	187,937

Stockholders’ equity:
Common stock and capital in excess of par value	857,580	843,189
Accumulated other comprehensive income	1,158	3,021
Accumulated deficit	(368,687)	(387,573)
Total stockholders’ equity	490,051	458,637
Total liabilities and stockholders’ equity	$652,472	$646,574

About our Non-GAAP Financial Measures:
We believe that the presentation of non-GAAP net income, non-GAAP earnings per fully-diluted share, non-GAAP gross margin, and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our company. We compute non-GAAP net income, non-GAAP fully-diluted earnings per share, and non-GAAP gross margin, by adjusting GAAP net income, GAAP earnings per fully-diluted share, and GAAP gross margin to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, earnings per fully-diluted share, or gross margin prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP earnings per fully-diluted share, and non-GAAP gross margin should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income,” "Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin," and “Reconciliation of Cash Provided By Operating Activities to Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F